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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



          Date of report (Date of earliest event reported): May 4, 2007
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


             0-26059                                   68-0121636
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     (Commission File Number)                (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah             84128
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  (Address of Principal Executive Offices)            (Zip Code)


                                  801-963-5112
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01    Entry Into a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation
Item 8.01    Other Events

Sale of Building
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         On May 4, 2007, PFE Properties LLC ("PFE"), a Utah limited liability company and subsidiary of CirTran Corporation (the "Company"), entered into a commercial real estate purchase contract (the "Purchase Contract") with Don L. Buehner (the "Buyer") relating to the sale by the Company of a parcel of real property (the "Property"), together with any improvements, rents and profits thereon or associated therewith, located at 4125 South 6000 West, West Valley City, Utah, 84128, where the Company presently has its headquarters and manufacturing facility.

         Under the Purchase Contract, the purchase price for the Property was $2,500,000. Of that amount, an aggregate of $1,233,287.75 went to repay PFE's mortgage loan, taxes, fees, commissions, and other expenses. The net amount to PFE was $1,266,712.25, which was paid at closing.

         In connection with the Purchase Contract, the Company entered into a Triple Net Lease (the "Lease") whereby the Company agreed to lease the Property from the Buyer. The term of the lease is for 10 years, with an option to extend the lease for up to three additional five-year terms. The monthly lease payment will be $17,083.33. The Company agreed to pay all charges for heat, hot and cold water, air conditioning, electricity and other utilities in the Property, and for trash, landscape services and snow removal incurred during the term of Lease. The Company and the Buyer agreed that the Lease could not be assigned and the Property could not be sublet, in whole or in part, by the Company, without first obtaining the written consent of the Buyer, which consent would not be unreasonably withheld. In any such event, the Company will remain primarily liable for the payment of rent and for the performance of all of the other terms of the Lease required to be performed by the Company.

         As previously disclosed in the Company's public reports, on March 31, 2005, the Company entered into a Membership Acquisition Agreement (the "Acquisition Agreement") to purchase one hundred percent (100%) of the membership interests in PFE. Under the Acquisition Agreement, the Company agreed to issue twenty million (20,000,000) shares of its restricted common stock, with a fair value of $800,000 on the date of issuance. No registration rights were granted. The shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.

Item 9.01.   Financial Statements and Exhibits.

       (d)   Exhibits.
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             99.1   Commercial Real Estate Purchase Contract between Don L.
                    Buehner and PFE Properties, L.L.C., dated as of May 4,
                    2007.


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             99.2   Triple Net Lease between CirTran Corporation and Don L.
                    Buehner, dated as of May 4, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CirTran Corporation


Date: May 10, 2007                       By:  /s/ Iehab Hawatmeh
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                                            Iehab J. Hawatmeh, President










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